Exhibit 4.1
WESTWOOD ONE, INC.

EIGHTH AMENDMENT TO CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), is made and entered into as of August 30, 2011, by and among Westwood One, Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors (as defined in the Credit Agreement referred to below), the lenders under the Credit Agreement referred to below (the "Lenders") that are signatory hereto, and Wells Fargo Capital Finance, LLC (formerly known as Wells Fargo Foothill, LLC), as administrative agent for the Lenders ("Agent"). Capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Credit Agreement referred to below.

WITNESSETH:

WHEREAS, the Company, Agent and the Lenders are parties to that certain Credit Agreement, dated as of April 23, 2009 (as amended from time to time prior to the date hereof, the "Existing Credit Agreement" and as in effect after giving effect to this Amendment, the "Credit Agreement");

WHEREAS, the Company is also party to that certain Securities Purchase Agreement, dated as of April 23, 2009 (as amended from time ot time, the "Securities Purchase Agreement"), pursuant to which the Company issued $117,500,000 of its 15% Senior Secured Notes due July 15, 2012 (the "Notes");

WHEREAS, the Company has requested that the New Noteholders amend the Securities Purchase Agreement and the Notes to extend the maturity date of the Notes to October 15, 2012 as more particularly provided in that certain Seventh Amendment to Securities Purchase Agreement of even date herewith by and between the Company and the requisite noteholders (the "Seventh Notes Amendment");

WHEREAS, the Company has requested that the Lenders amend the Existing Credit Agreement to extend the Maturity Date thereunder from July 15, 2012 to October 15, 2012 as more particularly provided herein; and

WHEREAS, subject to the satisfaction of the conditions set forth in Section 2 hereof, the Lenders are willing to agree to amend so amend the Existing Credit Agreement on the terms set forth herein;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the Company and the Lenders party hereto agree as follows:

1.Amendment to Existing Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 2 hereof, the Existing Credit Agreement is hereby amended as follows:
(a)Section 3.3 of the Credit Agreement is amended and restated in its entirety as follows:
3.3    Term.
This Agreement shall continue in full force and effect for a term ending on October 15, 2012 (the "Maturity Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.
(b)    Section 1.1 of the Credit Agreement is amended by amending the definition of "New Senior Notes" set forth therein by replacing the reference to "due July 15, 2012" in such definition with a reference to "due October 15, 2012".

2.Conditions to Effectiveness of this Amendment. This Amendment shall not become effective, and the Company shall have no rights hereunder, until each of the following conditions have been satisfied:
(a)Agent shall have received a copy of this Amendment executed by the Loan Parties, the Sponsor Guarantors and all Lenders;
(b)Agent shall have received a copy of a Reaffirmation of Guaranty (With Put Option) in the form of Exhibit A attached hereto (the "Guaranty Reaffirmation") executed by the Sponsor Guarantors;
(c)Agent shall have received an executed opinion of Sponsor Guarantors' outside counsel with respect to the Guaranty Reaffirmation in form and substance satisfactory to Agent;
(d)Agent shall have received copies of the fully executed Seventh Notes Amendment in the form of Exhibit B attached hereto;
(e)the representations and warranties set forth in Section 4 of this Amendment shall be true and correct as of the date hereof.
In addition, all corporate and other proceedings in connection with the transactions contemplated by this Amendment and all documents and instruments incident to such transactions shall be reasonably satisfactory to all Lenders (such satisfaction to be evidenced by the execution and delivery of this Amendment by all Lenders). The date on which all such conditions to the effectiveness of this Amendment have been met is referred to herein as the "Effective Date".
3.Representations and Warranties. To induce the Lenders to enter into this Amendment, the Company hereby represents and warrants to the Agent and Lenders that:
(a)The execution and delivery by the Company and each other Loan Party of this Amendment, the Seventh Notes Amendment, and the performance by the Company and each other Loan Party of the Credit Agreement, (i) are within the Company's and each such other Loan Party's power and authority; (ii) have been duly authorized by all necessary corporate action; (iii) are not in contravention of any provision of the Company's or any other Loan Party's certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority applicable to the Company, any other Loan Party or any Subsidiary; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company, any other Loan Party or any of their respective Subsidiaries is a party or by which the Company, any other Loan Party or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Company or any of its Subsidiaries, except pursuant to the Security Documents (as such term is defined in the Securities Purchase Agreement); and (vii) except for such consents or approvals as have already been obtained, do not require the consent or approval of any Governmental Authority or any other Person.
(b)This Amendment has been duly executed and delivered by the Company and each other Loan Party and this Amendment constitutes, a legal, valid and binding obligation of the Company and each other Loan Party, enforceable against the Company and each other Loan Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies in general or by general principles of equity.
(c)A true, complete and correct copy of the Seventh Notes Amendment is attached as Exhibit B and the Seventh Notes Amendment is effective or shall be effective contemporaneously with the Effective Date.
(d)No Default or Event of Default has occurred and is continuing as of the date hereof and as of the Effective Date.
(e)The representations and warranties of the Company and each other Loan Party contained in the Credit Agreement and each of the other Loan Documents are true and correct as of the date hereof as if made on the date hereof (other than those which, by their terms, specifically are made as of certain dates prior to the date hereof, which are true and correct as of such dates).
4.Effect of Amendment. Except as expressly provided herein, all terms of the Existing Credit Agreement, as amended hereby, each other Loan Document and any document entered into in connection therewith, shall be and remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Existing Credit Agreement, any other Loan Document or any other documents entered into in connection therewith, nor constitute a waiver of any provision of the Existing Credit Agreement, any other Loan Document or any other documents entered into in connection therewith. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Existing Credit Agreement without making specific reference to this Amendment, but nevertheless all such references shall include this Amendment unless the context otherwise requires.
5.Confirmation of the Subsidiary Guaranty.
(a)By executing this Amendment each of the Subsidiary Guarantors acknowledges and confirms that (a) the Guaranty continues in full force and effect notwithstanding this Amendment and (b) the indebtedness, liabilities and obligations of the Company under the Credit Agreement, each other Loan Document and this Amendment constitute indebtedness, liabilities and obligations guaranteed under the Guaranty. Nothing in this Amendment extinguishes, novates or releases any right, claim, or entitlement of any of the Lenders created by or contained in the Loan Documents nor is the Company nor any other Loan Party released from any covenant, warranty or obligation created by or contained herein or therein.
6.Release.
(a)In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Company and each Subsidiary Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, financial advisors, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, either known or suspected, both at law and in equity, which Company, any Subsidiary Guarantor, or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or any other documents entered into in connection therewith or transactions thereunder or related thereto.
(b)Company, each Subsidiary Guarantor warrant, represent and agree that they are fully aware of California Civil Code Section 1542, which provides as follows:
SEC. 1542.  GENERAL RELEASE.  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
Company and each Subsidiary Guarantor hereby expressly waive the provisions of California Civil Code Section 1542, and any rights they may have to invoke the provisions of that statute now or in the future with respect to the Claims being released pursuant to this Section 6.  In connection with the foregoing waiver and relinquishment, Company and each Subsidiary Guarantor acknowledge that they are aware that they or their attorneys or others may hereafter discover claims or facts in addition to or different from those which the parties now know or believe to exist with respect to the subject matter of the Claims being released hereunder, but that it is nevertheless the intention of the Company, each Subsidiary Guarantor to fully, finally and forever settle, release, waive and discharge all of the Claims which are being released pursuant to this Section 6.  The release given herein shall remain in effect as a full and complete general release, notwithstanding the discovery or existence of any such additional or different claims or facts.

(c)Each of Company and each Subsidiary Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
7.Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
8.No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Existing Credit Agreement or an accord and satisfaction in regard thereto.
9.Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
10.Fees and Expenses. Whether or not this Amendment becomes effective, the Company will, in accordance with Section 17.10 of the Existing Credit Agreement, promptly (and in any event within 30 days of receiving any statement or invoice therefor) pay all Lender Group Expenses relating to this Amendment, including, without limitation, the reasonable attorneys fees and expenses of the counsel of the Agent, Goldberg Kohn Ltd.
11.Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.
12.Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
13.Entire Understanding. This Amendment and the other Loan Documents set forth the entire understanding of the parties with respect to the matters set forth herein and therein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
14.Headings. The headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY:
WESTWOOD ONE, INC.

By: /s/EDMAMMONE
Name: Ed Mammone
Title: SVP Finance

GUARANTORS:

WESTWOOD NATIONAL RADIO CORPORATION

WESTWOOD ONE PROPERTIES, INC.

WESTWOOD ONE RADIO, INC.

WESTWOOD ONE RADIO NETWORKS, INC.

WESTWOOD ONE STATIONS - NYC, INC.

By: /s/EDMAMMONE
Name: Ed Mammone
Title: SVP Finance

The foregoing is hereby agreed to as of the date thereof.

AGENT AND LENDER:

WELLS FARGO CAPITAL FINANCE, LLC

By:     /S/DANIEL WHITWER
Name: Daniel Whitwer
Title: Senior Vice President

EXHIBIT A
REAFFIRMATION OF GUARANTY (WITH PUT OPTION)

This REAFFIRMATION OF GUARANTY (WITH PUT OPTION) (this “Reaffirmation”), dated as of August 30, 2011, is by and among GORES CAPITAL PARTNERS II, L.P., a Delaware limited partnership ("Gores CP II"), GORES CO-INVEST PARTNERSHIP II, L.P., a Delaware limited partnership ("Gores Co-Invest II"; Gores CP II and Gores Co-Invest II are collectively, "Guarantors" and each individually, a "Guarantor"), and WELLS FARGO CAPITAL FINANCE, LLC (formerly known as Wells Fargo Foothill, LLC), a Delaware limited liability company, as agent (in such capacity, "Agent") for the Lender Group (as defined in the Credit Agreement, defined below).

WHEREAS, Westwood One, Inc., a Delaware corporation ("Borrower"), Agent and the other members of the Lender Group are parties to that certain Credit Agreement dated as of April 23, 2009 (as amended, restated, modified, renewed or extended from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Credit Agreement);
WHEREAS, in order to induce the Lender Group to enter into the Credit Agreement and the other Loan Documents and to extend the loans and other financial accommodations to Borrower pursuant to the Credit Agreement, the Guarantors executed and delivered that certain Guaranty (With Put Option) dated as of April 23, 2009 in favor of Agent for the benefit of the Lender Group (as amended, restated, supplemented or otherwise modified from time to time, the "Sponsor Guaranty") pursuant to which the Guarantors, on a joint and several basis, irrevocably and unconditionally guarantied the payment in full of the Advances, the Term Loan and the other Obligations under the Credit Agreement;
WHEREAS, Borrower and Guarantors have requested that Agent and Lenders agree to enter into that certain Eighth Amendment to Credit Agreement among Borrower, Subsidiary Guarantors, Agent and Lenders of even date herewith (the "Eighth Amendment to Credit Agreement") in order to, among other things, extend the Maturity Date of the Guarantied Obligations from July 15, 2012 to October 15, 2012; and
WHEREAS, it is a condition precedent to the effectiveness of the Eighth Amendment to Credit Agreement and the willingness of Agent and Lenders to extend the Maturity Date of the Credit Agreement from July 15, 2012 to October 15, 2012 that Guarantors and Agent shall enter into this Reaffirmation;
NOW, THEREFORE, in consideration of the foregoing, Guarantors and Agent hereby agree as follows:

1.    Reaffirmation of Sponsor Guaranty. Each Guarantor consents to the execution and delivery of the Eighth Amendment to Credit Agreement by the parties thereto and to all of the terms thereof (including, without limitation, the extension of the Maturity Date from July 15, 2012 to October 15, 2012), acknowledges and agrees that except as the Sponsor Guaranty is expressly modified hereby, the terms and provisions of the Sponsor Guaranty shall remain in full force and effect, acknowledges and agrees that the indebtedness, liabilities and obligations of the Borrower and the other Loan Parties under the Credit Agreement, each other Loan Document and the Eighth Amendment to Credit Agreement constitute Guarantied Obligations (as defined in the Sponsor Guaranty), and hereby reaffirms all of such terms and provisions and its obligations under the Sponsor Guaranty. Nothing in the Eighth Amendment to Credit Agreement extinguishes, novates or releases any right, claim or entitlement of Agent and/or any of the Lenders created by or contained in the

Sponsor Guaranty or any of the other Loan Documents nor is any Guarantor released from any covenant, warranty or obligation created by or contained herein or therein. In order to induce Agent and Lenders to enter into the Eighth Amendment to Credit Agreement, each Guarantor hereby represents and warrants to Agent and Lenders that, as of the date hereof and after giving effect to the Eighth Amendment to Credit Agreement: (a) each of the representations and warranties made by each Guarantor in the Sponsor Guaranty (including, without limitation, the representations and warranties set forth in Section 6(a)(x) and 6(a)(xiii) thereof) was true and correct in all material respects when made, and is, true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date of this Reaffirmation; (b) no Sponsor Event of Default (as defined in the Sponsor Guaranty) has occurred and is continuing; (c) to the knowledge of the Guarantors, there are no defenses relating to the enforcement of the Sponsor Guaranty existing in any Guarantor's favor as of the date hereof, and each Guarantor waives any defenses, setoffs and counterclaims relating to the enforcement of the Sponsor Guaranty which may now or anytime hereafter be available to it; (d) no "Trigger Event" (as defined in the Third Amended and Restated Agreement of Limited Partnership of Gores Capital Partners II, L.P.) has occurred as of the date hereof; (e) the execution and delivery by each Guarantor of this Reaffirmation (and the implementation of the terms of the Eighth Amendment to Credit Agreement with respect to the Guarantied Obligations) (i) is within each Guarantor's power and authority, (ii) has been duly authorized by all necessary limited partnership and limited liability company action, (iii) is not in contravention of any provision of any Guarantor's limited partnership agreement or other organizational documents, (iv) does not violate any law or regulation or any order or decree of any Governmental Authority applicable to any Guarantor, (v) does not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Guarantor is a party or by which any Guarantor or any of its respective property is bound, (vi) does not result in the creation or imposition of any Lien upon the property of any Guarantor, and (vii) except for such consents or approvals as have already been obtained, does not require the consent or approval of any Governmental Authority or any other Person; and (f) that this Reaffirmation has been duly executed and delivered by each Guarantor and constitutes a legal, valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors rights and remedies in general or general principles of equity.

2.    Release by Guarantors.
In consideration of the agreements of Agent contained herein and the agreement of Agent and Lenders contained in the Eighth Amendment to Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor, on behalf of itself and its successors and assigns, to the fullest extent permitted by applicable law, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, either known or suspected, both at law and in equity, which any Guarantor or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing relating to the Sponsor Guaranty, the Credit Agreement or any of the other Loan Documents (each as amended on or prior to the Effective Date (as defined in the Eighth Amendment to Credit Agreement)) or the transactions contemplated thereby which arises at any time on or prior to the Effective Date (other than any such Claims arising from the willful misconduct or bad faith (as finally determined by a court of competent jurisdiction) of any such Releasee).
(a)Each Guarantor understands, acknowledges and agrees that, to the fullest extent permitted by applicable law, the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)    The Guarantors warrant, represent and agree that they are fully aware of California Civil Code Section 1542, which provides as follows:

SEC. 1542.  GENERAL RELEASE.  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
The Guarantors hereby expressly waive the provisions of California Civil Code Section 1542, and any rights they may have to invoke the provisions of that statute now or in the future with respect to the Claims being released pursuant to this Section 4.  In connection with the foregoing waiver and relinquishment, the Guarantors acknowledge that they are aware that they or their attorneys or others may hereafter discover claims or facts in addition to or different from those which the parties now know or believe to exist with respect to the subject matter of the Claims being released hereunder, but that it is nevertheless the intention of the Guarantors to fully, finally and forever settle, release, waive and discharge all of the Claims which are being released pursuant to this Section 4.  The release given herein shall remain in effect as a full and complete general release, notwithstanding the discovery or existence of any such additional or different claims or facts.

3.    Choice Of Law And Venue; Jury Trial Waiver; CALIFORNIA JUDICIAL REFERENCE. THE VALIDITY OF THIS REAFFIRMATION, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.
THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS REAFFIRMATION SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH PROPERTY MAY BE FOUND. EACH SPONSOR GUARANTOR AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 3.
EACH SPONSOR GUARANTOR AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS REAFFIRMATION OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY

CLAIMS. EACH SPONSOR GUARANTOR AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS SECTION MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
IF ANY ACTION OR PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA BY OR AGAINST ANY SPONSOR GUARANTOR OR ANY MEMBER OF THE LENDER GROUP IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS REAFFIRMATION OR ANY DOCUMENT RELATED HERETO, (a) THE COURT SHALL, AND IS HEREBY DIRECTED TO, MAKE A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638 TO A REFEREE (WHO SHALL BE A SINGLE ACTIVE OR RETIRED JUDGE) TO HEAR AND DETERMINE ALL OF THE ISSUES IN SUCH ACTION OR PROCEEDING (WHETHER FACT OR LAW) AND TO REPORT A STATEMENT OF DECISION, PROVIDED THAT AT THE OPTION OF AGENT OR ANY MEMBER OF THE LENDER GROUP PARTY TO SUCH PROCEEDING, ANY ISSUES PERTAINING TO A "PROVISIONAL REMEDY" AS DEFINED IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8 SHALL BE HEARD AND DETERMINED BY THE COURT, AND (b) WITHOUT LIMITING THE GENERALITY OF SECTION 10(f) OF THE SPONSOR GUARANTY, SPONSOR GUARANTORS SHALL BE SOLELY RESPONSIBLE TO PAY ALL REASONABLE FEES AND EXPENSES OF ANY REFEREE APPOINTED IN SUCH ACTION OR PROCEEDING.
4.    Counterparts; Telefacsimile Execution. This Reaffirmation may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Reaffirmation. Delivery of an executed counterpart of this Reaffirmation by facsimile or other electronic form of delivery shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation. Any party delivering an executed counterpart of this Reaffirmation by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Reaffirmation but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation.
[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Reaffirmation as of the date first written above.

GORES CAPITAL PARTNERS II, L.P.

By:    GORES CAPITAL ADVISORS II, LLC,
Its:    General Partner

By:    THE GORES GROUP, LLC
Its:    Manager

By:    /S/ STEVE G. EISNER
Name: Steve G. Eisner
Its: Senior Vice President

GORES CO-INVEST PARTNERSHIP II, L.P.

By:    GORES CAPITAL ADVISORS II, LLC,
Its:    General Partner

By:    THE GORES GROUP, LLC
Its:    Manager

By:    /S/ STEVE G. EISNER
Name: Steve G. Eisner
Its: Senior Vice President

Agreed and accepted this 30th day of August, 2011 by:
WELLS FARGO CAPITAL FINANCE, LLC, formerly known as Wells Fargo Foothill, LLC, a Delaware limited liability company, as Agent and as the sole existing Lender

By:______________________________
Name:____________________________
Its:______________________________

EXHIBIT B
SEVENTH NOTES AMENDMENT

See Attached